EXHIBIT 4

NANOPHASE TECHNOLOGIES CORPORATION

2004 EQUITY COMPENSATION PLAN

The purpose of the 2004 Nanophase Technologies Corporation Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Nanophase Technologies Corporation (the “Company”) and its subsidiaries, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, non-qualified options, restricted shares and performance shares. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

ARTICLE I

ADMINISTRATION OF THE PLAN

Section 1.1 Administration.

(a) Committee. The Plan shall be administered and interpreted by the Compensation and Governance Committee of the Board (the “Committee”). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall be an “independent director” as defined in NASDAQ Marketplace Rule 4200(15), as amended.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan. The Committee may delegate the authority to make grants in the ordinary course during the periods between regularly scheduled meetings of the Committee; provided, however, grants in excess of 5,000 shares or grants with non-standard terms shall be made subject to Committee approval. Any grant made pursuant to the Committee’s delegated authority shall be reported to the Board at its next meeting following the making of such grant.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

Section 1.2 Grants. Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 2.1 (“Incentive Stock Options”), (ii) non-qualified options as described in Section 2.1 (“Non-qualified Options”) (Incentive Stock Options and Non-qualified Options are collectively referred to as “Options”), (iii) restricted stock as described in Section 2.2 (“Restricted Shares”) and (iv) performance stock as described in Section 2.3 (“Performance Shares”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grant recipients (the “Grantees”).

Section 1.3 Shares Subject to the Plan.

(a) Shares Authorized.

(i) For purposes of the Plan, a “Share” means one share of common stock of the Company, par value $0.01 per share. Subject to adjustments as provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 959,500 Shares; provided however, for purposes of calculating the aggregate number of Shares available for Grants and calculating the limitations on calendar year Grants set forth in subsection (ii) below, each Grant of a Restricted Share or a Performance Share (other than New Hire Grants contemplated in subsection (iii) below) shall be the equivalent of a Grant of three (3) Shares.

(ii) For each calendar year, Grants under the Plan shall also be subject to the following limitations:

(A) Subject to adjustments as provided in Section 1.3(b) below, the maximum aggregate number of Shares that shall be subject to Grants made under this Plan during any calendar year shall be 200,000 Shares.

(B) No Grantee shall receive more than fifteen (15) percent of the aggregate number of any class of Grants made during any calendar year. As used in this subsection, (1) Options will be deemed a single class of Grants, and (2) Restricted Shares and Performance Shares will together be deemed a single class of Grants.

(C) Following the application of the final sentence of subsection (i) above, the aggregate number of Restricted Shares and Performance Shares (taken as a single class) granted in any calendar year shall not exceed 66,667 Shares.

(D) At least fifty percent (50%) of all Restricted Shares and Performance Shares (taken as a single class) granted in each calendar year shall be Performance Shares.

(iii) Notwithstanding the preceding provisions of subsection (ii) above, the limitations set forth in subsection (ii) above shall not apply to Grants made to a person not previously an employee or director of the Company, or following a bonafide period of non-employment, as an inducement material to the individual’s entering into employment with the Company (“New Hire Grants”). In addition, New Hire Grants shall not count against the aggregate maximum amounts set forth above in subsection (ii) above.

(iv) The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the Shares subject to such Grants shall again be available for purposes of the Plan.

(b) Adjustments for Significant Events. If there is any change in the number or kind of outstanding Shares (i) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any Shares, other securities or other property distributed to a Grantee, or which a Grantee is entitled to receive, in respect of Restricted Shares, which are then subject to restrictions imposed by Section 2.2, by reason of any of the events described in clauses (i), (ii), (iii) or (iv) above shall be subject to the restrictions and requirements imposed on such Restricted Shares, including depositing the certificates therefore with the Company and bearing a legend as provided in Section 2.2(d), unless determined otherwise by the Committee.

Section 1.4 Eligibility for Participation.

(a) Eligible Persons. All employees of the Company, its parents and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

ARTICLE II

EQUITY INCENTIVE GRANTS

Section 2.1 Options.

(a) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Non-qualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Non-qualified Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Non-qualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Shares subject to an Option shall be determined by the Committee and may be equal to, or greater than, the Fair Market Value (as defined below) of a Share on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the preceding date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of a Share on the preceding date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d) Vesting of Options. Options shall vest in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

(e) Termination of Employment, Disability or Death.

(i) Except as provided below and subject to the provisions of the Grant Instrument, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee has such a Termination of Service shall terminate as of such date.

(ii) In the event the Grantee has a Termination of Service on account of a termination for Cause by the Company, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

(iii) In the event the Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

(iv) If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service specified in Section 2.1(e)(i) above (or within such other period of time as may be specified by the

Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options that are not otherwise exercisable as of the date shall terminate as of such date.

(v) For purposes of the Plan:

(A) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Cause,” then such definition shall supersede the foregoing definition.

(B) “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Disability,” then such definition shall supersede the foregoing definition.

(C) “Termination of Service” shall mean a Grantee’s termination of employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of the Plan, cessation of service as an Employee, Key Advisor and member of the Board shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities) unless the Committee determines other wise.

(f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee (other than a Grantee who is a director or an executive officer of the Company) to exercise an Option, the Company may make loans to such Grantee or guarantee loans made by third parties to such Grantee, on such terms and conditions as the Committee may authorize. Such Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 3.1.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan and any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Non-qualified Option. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a parent or subsidiary of the Company (within the meaning of Section 424(f) of the Code).

Section 2.2 Restricted Shares. The Committee may issue or transfer Shares to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Shares, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Shares:

(a) General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on Restricted Shares shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of Restricted Shares to be issued or transferred and the restrictions applicable to such Grant.

(c) Requirement of Employment. If the Grantee has a Termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Grantee the lesser of (x) the consideration, if any, paid by the Grantee for such Shares and (y) the Fair Market Value of the Shares as of the date of such Termination of Service. The Committee may, however, provide for complete or partial exceptions to these requirements as it deems appropriate.

(d) Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares except as permitted under Section 3.2. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the certificate covering the Restricted Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee.

(f) Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Share Grants, that the restrictions shall lapse without regard to any Restriction Period.

Section 2.3 Performance Shares.

(a) General Requirements. During any calendar year and in accordance with the limitations of Section 1.3(a) above, the Committee may grant a maximum aggregate of 66,667 Performance Shares (“Performance Shares”) to Employees or Key Advisors. Each Performance Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Share, if performance goals established by the Committee are met. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date of payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

(b) Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Shares (“Performance Goals”), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating shares, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

(c) Payment with respect to Performance Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares. Payments with respect to Performance Shares shall be made in Shares as determined by the Committee. Any fractional Performance Share shall be paid in cash. Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

(d) Requirement of Employment. If the Grantee has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e) Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

(f) Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee’s right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. No provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Performance Share.

ARTICLE III

GENERAL MATTERS

Section 3.1 Withholding of Taxes.

(a) Required Withholdings. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the

Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a payment in respect of Performance Shares, or (iv) any other applicable income recognition event (for example, an election under Section 83(b) of the Code). Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax- withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options, Restricted Shares or Performance Shares shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the option or (ii) the lapsing of restrictions on the Restricted Share (or other income recognition event).

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, Restricted Shares or Performance Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder). In the event that the Committee permits and Grantee makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

Section 3.2 Transferability of Grants.

(a) In General. Except as provided in Section 3.2(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Non-qualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Non-qualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 3.3 Reorganization or Change in Control of the Company.

(a) Definitions.

(i) As used herein, a “Reorganization” shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

(ii) As used herein, a “Change of Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board.

(b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c) Notice and Acceleration. Upon a Reorganization or a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such event and (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Shares shall immediately lapse, and (iv) Grantees holding Performance Shares shall receive a payment in settlement of such Performance Shares, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

Section 3.4 Requirements for Issuance or Transfer of Shares.

(a) Shareholder’s Agreement. The Committee may require that a Grantee execute a shareholder’s agreement, with such terms as the Committee deems appropriate, with respect to any Shares distributed pursuant to the Plan.

(b) Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 3.5 Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided that the Board may not make any amendment to the Plan without the approval of the shareholders, if such shareholder approval is required by any requirement of applicable law or regulation.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

Section 3.6 Miscellaneous.

(a) Programs. The Committee may adopt one or more programs not inconsistent with this Plan pursuant to which Grants may be made under this Plan. Such programs shall be deemed merely programs of implementation of this Plan and shall not be deemed new plans.

(b) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

(c) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(d) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(e) Section Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(f) Effective Date of the Plan. Provided the Plan has been approved by the Company’s Board of Directors, the Plan shall be effective on the first business day immediately following the Plan’s approval by the Shareholders of the Company (the “Effective Date”).

(g) Reporting Company. The provisions of the Plan that refer to the Company becoming a Reporting Company, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Shares under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Shares are so registered.

(h) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(i) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(j) Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

(k) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

(l) Transition Provisions Relating to the Prior Plans. Upon the effectiveness of the Plan, the Company’s 2001 Equity Compensation Plan (the “2001 Plan”) shall be deemed terminated subject to the provisions of Section 3.5(c) of the 2001 Plan relating to the post-termination effectiveness of grants under the 2001 Plan. The Plan shall not be deemed an amendment or restatement of the 2001 Plan or the Company’s Amended and Restated 1992 Stock Option Plan (the “1992 Plan”). Nothing in the Plan shall be deemed to impair the rights of any person receiving grants under the 2001 Plan or the 1992 Plan nor shall any provision in the Plan shall be deemed to give any new or additional rights to any person receiving grants under the 2001 Plan or the 1992 Plan.